Exhibit 99.2
AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Operating Revenues:
Electric	$1,250	$1,235	$2,393	$2,341
Gas	151	184	564	672
Total operating revenues	1,401	1,419	2,957	3,013
Operating Expenses:
Fuel	205	198	411	402
Purchased power	101	112	240	226
Gas purchased for resale	46	79	282	383
Other operations and maintenance	427	411	828	829
Provision for Callaway construction and operating license	69	—	69	—
Depreciation and amortization	200	183	393	364
Taxes other than income taxes	116	114	241	241
Total operating expenses	1,164	1,097	2,464	2,445
Operating Income	237	322	493	568
Other Income and Expenses:
Miscellaneous income	16	21	35	39
Miscellaneous expense	6	4	17	13
Total other income	10	17	18	26
Interest Charges	89	89	177	181
Income Before Income Taxes	158	250	334	413
Income Taxes	59	99	125	163
Income from Continuing Operations	99	151	209	250
Income (Loss) from Discontinued Operations, Net of Taxes	52	(1)	52	(2)
Net Income	151	150	261	248
Less: Net Income from Continuing Operations Attributable to Noncontrolling Interests	1	1	3	3
Net Income (Loss) Attributable to Ameren Corporation:
Continuing Operations	98	150	206	247
Discontinued Operations	52	(1)	52	(2)
Net Income Attributable to Ameren Corporation	$150	$149	$258	$245
Earnings (Loss) per Common Share – Basic and Diluted:
Continuing Operations	$0.40	$0.62	$0.85	$1.02
Discontinued Operations	0.21	(0.01)	0.21	(0.01)
Earnings per Common Share – Basic and Diluted	$0.61	$0.61	$1.06	$1.01
Average Common Shares Outstanding – Basic	242.6	242.6	242.6	242.6

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	June 30, 2015	December 31, 2014
ASSETS
Current Assets:
Cash and cash equivalents	$2	$5
Accounts receivable - trade (less allowance for doubtful accounts)	456	423
Unbilled revenue	302	265
Miscellaneous accounts and notes receivable	112	81
Materials and supplies	500	524
Current regulatory assets	223	295
Current accumulated deferred income taxes, net	286	352
Other current assets	95	86
Assets of discontinued operations	15	15
Total current assets	1,991	2,046
Property and Plant, Net	17,986	17,424
Investments and Other Assets:
Nuclear decommissioning trust fund	555	549
Goodwill	411	411
Regulatory assets	1,560	1,582
Other assets	649	664
Total investments and other assets	3,175	3,206
TOTAL ASSETS	$23,152	$22,676
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$395	$120
Short-term debt	886	714
Accounts and wages payable	486	711
Taxes accrued	126	46
Interest accrued	98	85
Current regulatory liabilities	120	106
Other current liabilities	413	434
Liabilities of discontinued operations	32	33
Total current liabilities	2,556	2,249
Long-term Debt, Net	5,981	6,120
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	3,931	3,923
Accumulated deferred investment tax credits	64	64
Regulatory liabilities	1,912	1,850
Asset retirement obligations	589	396
Pension and other postretirement benefits	689	705
Other deferred credits and liabilities	524	514
Total deferred credits and other liabilities	7,709	7,452
Ameren Corporation Stockholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,606	5,617
Retained earnings	1,161	1,103
Accumulated other comprehensive loss	(5)	(9)
Total Ameren Corporation stockholders’ equity	6,764	6,713
Noncontrolling Interests	142	142
Total equity	6,906	6,855
TOTAL LIABILITIES AND EQUITY	$23,152	$22,676

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Six Months Ended June 30,
	2015	2014
Cash Flows From Operating Activities:
Net income	$261	$248
(Income) loss from discontinued operations, net of taxes	(52)	2
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for Callaway construction and operating license	69	—
Depreciation and amortization	387	349
Amortization of nuclear fuel	47	47
Amortization of debt issuance costs and premium/discounts	11	11
Deferred income taxes and investment tax credits, net	116	178
Allowance for equity funds used during construction	(11)	(16)
Stock-based compensation costs	14	15
Other	(13)	(8)
Changes in assets and liabilities	(61)	(168)
Net cash provided by operating activities - continuing operations	768	658
Net cash used in operating activities - discontinued operations	(1)	(4)
Net cash provided by operating activities	767	654
Cash Flows From Investing Activities:
Capital expenditures	(846)	(883)
Nuclear fuel expenditures	(28)	(26)
Purchases of securities - nuclear decommissioning trust fund	(117)	(290)
Sales and maturities of securities - nuclear decommissioning trust fund	110	283
Proceeds from note receivable - Illinois Power Marketing Company	10	70
Contributions to note receivable - Illinois Power Marketing Company	(7)	(78)
Other	3	2
Net cash used in investing activities - continuing operations	(875)	(922)
Net cash provided by investing activities - discontinued operations	—	152
Net cash used in investing activities	(875)	(770)
Cash Flows From Financing Activities:
Dividends on common stock	(199)	(194)
Dividends paid to noncontrolling interest holders	(3)	(3)
Short-term debt, net	172	425
Redemptions and maturities of long-term debt	(114)	(692)
Issuances of long-term debt	249	598
Capital issuance costs	(2)	(4)
Other	2	2
Net cash provided by financing activities - continuing operations	105	132
Net cash used in financing activities - discontinued operations	—	—
Net cash provided by financing activities	105	132
Net change in cash and cash equivalents	(3)	16
Cash and cash equivalents at beginning of year	5	30
Cash and cash equivalents at end of period	$2	$46